Exhibit 1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13D with respect to the Class A Common Stock of Soho House & Co Inc. dated as of August 18, 2025 is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: August 18, 2025

Jones Nick

Signature: /s/ Nick Jones
Name/Title: Nick Jones

Caring Richard

Signature: /s/ Richard Allan Caring
Name/Title: Richard Allan Caring

BURKLE RONALD W

Signature: /s/ Ronald Wayne Burkle
Name/Title: Ronald Wayne Burkle

YUCAIPA AMERICAN ALLIANCE (PARALLEL) FUND II LP

Signature: /s/ Ronald Wayne Burkle
Name/Title: Ronald Wayne Burkle, Controlling Partner

YUCAIPA AMERICAN ALLIANCE FUND II LP

Signature: /s/ Ronald Wayne Burkle
Name/Title: Ronald Wayne Burkle, Controlling Partner

Yucaipa American Alliance III, L.P.

Signature: /s/ Ronald Wayne Burkle
Name/Title: Ronald Wayne Burkle, Controlling Partner

Yucaipa Soho Works, Inc.

Signature: /s/ Ronald Wayne Burkle
Name/Title: Ronald Wayne Burkle, Controlling Partner

Global Joint Venture Investment Partners LP

Signature: /s/ Ronald Wayne Burkle
Name/Title: Ronald Wayne Burkle, Controlling Partner

OA3, LLC

Signature: /s/ Ronald Wayne Burkle
Name/Title: Ronald Wayne Burkle, Controlling Partner